EXHIBIT 99.1

Fifth Street Finance Corp. Releases Its Newsletter for September 2012

WHITE PLAINS, N.Y., Sept. 24, 2012 (GLOBE NEWSWIRE) -- Fifth Street Finance Corp. (Nasdaq:FSC) released its September newsletter today.

Pipeline Building as M&A Volumes Rise

The cooler fall air is reinvigorating the M&A market. In the last several weeks, we began seeing a significant increase in middle market companies going to auction after a lackluster first half of calendar 2012. The increasing deal flow is driven by several sources: (1) sponsors' desire to close deals by the end of the year to show returns to their investors; (2) insufficient capacity from new CLOs, due to lower leverage levels, to refinance maturing loans from pre-credit crisis CLOs; (3) strategic buyers with large cash balances earning negligible returns; and (4) uncertainty over the election, economy, capital markets and tax policy. We expect Fifth Street will have strong originations in the December quarter as our pipeline continues to grow.

Financial Markets Awash in Liquidity

The U.S. economic recovery is proceeding at a modest pace. However, financial assets seem to be benefiting more from the trillions of dollars of liquidity pumped into the financial system from central banks than improving fundamentals. The credit trends in Fifth Street's portfolio remain favorable largely due to a shift that began in late 2009 to higher credit quality loans that are more senior in the capital structure and are with larger borrowers. As a result, we expect a substantial reduction in non-accruing assets when we report our September quarter and fiscal 2012 results later this year after exiting several legacy loans from the 2007 vintage.

Investors' intense focus on the latest speeches by Ben Bernanke, Chairman of the Federal Reserve, and Mario Draghi, President of the European Central Bank, are further evidence of a financial system dependent on liquidity from global central banks. In credit markets, we are seeing the effects of trillions of dollars in asset purchases with record low high-yield bond yields, bank loan funds reaching into the middle market for yield and strong first lien middle market loan demand from regional banks. Strategic buyers are also more active as they acquire companies to improve stagnant top line growth and deploy high cash balances earning minimal returns. In this environment, even marginal deals are accretive to earnings for strategic buyers. As a consequence, we are seeing strategic buyers push up purchase multiples and outbid private equity sponsors.

2013 May Bring Infrastructure Spending

The upcoming election and fiscal cliff should focus investors on the challenges of fiscal policy and the dysfunction in Washington, D.C. However, we believe one area of spending has bipartisan support and should benefit after the election in 2013 -- infrastructure. Fifth Street's largest equity investment, Traffic Solutions Corporation (formerly Traffic Control & Safety Corporation), is one of the biggest independent traffic control and highway safety products and services companies in California and Hawaii. Fifth Street recently shepherded the company through a financial restructuring that ultimately saved approximately 300 jobs. Operating performance is stabilizing and should benefit significantly if the Federal government allocates more funds for domestic transportation. Fifth Street owns a majority of the equity of Traffic Solutions Corporation.

Value of the Platform

The benefits of an established origination platform are clear in this environment. Sponsors value structuring expertise, due diligence capabilities, market insight and committed hold sizes. Fifth Street's value proposition resonates with sponsors, combined with our ability to hold any piece of the debt capital structure including a one-stop transaction underwritten up to $100 million. These capabilities are providing us with an active deal pipeline. Mezzanine still represents the best risk adjusted return as more capital is flowing to first lien than mezzanine. For example, mezzanine yields are about 800 basis points wider than first lien yields versus a historic average of 500-700 basis points.

Capital Raise Positions Us for Growth

Our growing pipeline now points to a potentially record December quarter in gross originations. To fund anticipated growth and improve our access to debt capital, we raised $91 million in a secondary offering this month. The offering was relatively small as a percent of market capitalization, and combined with the growing pipeline should keep us consistent with our pledge to not jeopardize our ability to cover the dividend with net investment income. The execution of the deal and positive stock performance after pricing are indicative of the strong level of demand for Fifth Street shares.

We used proceeds from the offering to pay down debt, with the intention to redraw on our credit facilities later in the fall to fund our growing pipeline. We are also exploring an improved credit facility which would potentially be larger, lower cost and have more favorable advance rates than our existing facility. The equity raise should provide us with enough capacity to fund a potential record December quarter in gross originations.After the recent capital raise and $103 million of quarter-to-date originations ($92 million funded at close), Fifth Street has approximately $400 million of available investment capacity until it reaches its target leverage. We expect to increase leverage closer to our target of 0.6x debt/equity (excluding SBA debentures) heading into calendar year 2013.

Planning for the Future

Fifth Street continues to grow in contrast to the broader financial services industry. We are fully staffed to handle higher volumes and potential growth in upcoming quarters. We continue to hire selectively as we build deeper teams and add expertise across the organization. For example, we are seeking to hire an upper-middle market east coast originator to work on sourcing and funding larger deals as our balance sheet hold size and syndication platform grow.

We also have been expanding and deepening our sponsor relationships in the Midwest. Our Chicago team, led by Sunny Khorana, has closed 17 deals totaling approximately $310 million so far this fiscal year. Among those deals was our first transaction with Waud Capital Partners, a leading Midwest middle market sponsor who chose Fifth Street for a large one-stop solution. We look forward to growing our presence in this important market.

Sincerely,

The Fifth Street Team

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a specialty finance company that lends to and invests in small and mid-sized companies, primarily in connection with investments by private equity sponsors. Fifth Street Finance Corp.'s investment objective is to maximize its portfolio's total return by generating current income from its debt investments and capital appreciation from its equity investments.

The Fifth Street Finance Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5525

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of Fifth Street Finance Corp. Words such as "believes," "expects," "projects," "anticipates," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in Fifth Street Finance Corp.'s filings with the Securities and Exchange Commission. Fifth Street Finance Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Investor Contact:
         Dean Choksi, Senior Vice President of Finance
         & Head of Investor Relations
         Fifth Street Finance Corp.
         (914) 286-6855
         dchoksi@fifthstreetfinance.com

         Media Contact:
         Steve Bodakowski
         Prosek Partners
         (203) 254-1300 ext. 141
         Pro-fifthstreet@prosek.com